CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights for the funds constituting VanEck ETF Trust listed in Appendix A (the “Funds”) which appear in VanEck ETF Trust’s Certified Shareholder Reports on Form N-CSR for the years ended as indicated in Appendix A. We also consent to the references to us under the headings "Financial Statements”, "Counsel and Independent Registered Public Accounting Firm", "Financial Highlights" and “Other Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York

December 18, 2025

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, www.pwc.com/us

Appendix A

Fund	Report Date	As of and for the year ended
VanEck Steel ETF	February 26, 2025	December 31, 2024
VanEck Environmental Services ETF	November 21, 2025	September 30, 2025